Exhibit 10.1

JOHN WILEY & SONS, INC.

2009 KEY EMPLOYEE STOCK PLAN

1.
NAME/ PURPOSE AND OVERVIEW.  This Plan shall be known as the 2009 Key Employee Stock Plan (the "Plan"). The Plan is intended to provide the officers and other key employees of John Wiley & Sons, Inc. (the "Company") and of its Subsidiaries, Affiliates and certain Joint Venture Companies, upon whose judgment, initiative and efforts the Company depends for its growth and for the profitable conduct of its business, with additional incentive to promote the success of the Company, and to that end to encourage such employees to acquire or increase their proprietary interest in the Company. The Plan provides for the grant of Stock Options to purchase shares of the Company's stock or Stock Appreciation Rights.  The Plan also provides for the grant of  Performance-Based Stock Awards and Performance Awards, which are contingent rights to receive shares of the Company's stock, and for the grant of shares of the Company's stock, ("Restricted Stock”).  Performance-Based Stock Awards and Performance Awards shall be subject to forfeiture, in whole or in part, if the objectives established in the award are not met, or if employment is terminated during the "Plan Cycle." Restricted Stock shall be subject to forfeiture, in whole or in part, if employment is terminated during the "Restricted Period" and may also be made subject to forfeiture in whole or in part if objectives established in the award are not met.

2.
SHARES OF STOCK. Subject to adjustment as provided in Paragraph 12, the aggregate number of shares of Common Stock which may be made subject to awards granted under this Plan shall not exceed 8,000,000.  Any shares granted as options or stock appreciation rights shall be counted against this limit as one (1) share for every one (1) share granted.  Any shares granted as awards other than options or stock appreciation rights shall be counted against this limit as one and seventy-six hundredths (1.76) shares for every one (1) share granted.  No more than 600,000 shares of Common Stock shall be cumulatively available for grants of options, performance-based stock awards, restricted stock or performance awards in any one calendar year to any one individual.  Shares subject to unexercised portions of terminated or expired stock options granted under the Plan, shares of Restricted Stock which have been forfeited, or shares included in Performance-Based Stock Awards or Performance Awards which have been forfeited or otherwise not earned shall again be available for grant under the Plan.  Shares subject to unexercised portions of terminated or expired stock options and Stock Appreciation Rights granted under the Plan shall be credited back to the 8,000,000 limit as one (1) share for every one (1) share granted.  Shares of Restricted Stock which have been forfeited, and shares included in Performance-Based Stock Awards or Performance Awards which have been forfeited or otherwise not earned shall be credited back to the limit as one and seventy-six hundredths (1.76) shares for every one (1) share granted.  The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock available for grants of options or awards over the life of the Plan but shall not apply for purposes of determining the maximum number of shares of Common Stock available for grants of options or awards in any one calendar year to any one individual. Shares issued pursuant to the exercise of options, Restricted Stock pursuant to Performance-Based Stock Awards, or Performance Stock may be treasury shares or authorized but unissued shares.  All shares granted or awarded under the Plan, whether treasury shares or authorized but unissued shares, will be charged against the total available for grant under the Plan.  The holder of an option or the recipient of a Performance-Based Stock Award or Performance Award shall not have any of the rights of a shareholder with respect to the shares covered by his or her option or award until a certificate for such shares shall be issued upon the due exercise of the option or pursuant to the terms of the Performance-Based Stock Award, as the case may be.

3.	COMMON STOCK. The term "Common Stock" as used in this Plan shall refer solely to the Class A Common Stock (par value of $1 per share) and not the Class B Common Stock.

4.
ELIGIBILITY. All officers and other key employees of the Company, its Subsidiaries, Affiliates or Joint Venture Companies, are eligible to receive stock options (except that only employees of the Company and its Subsidiaries are eligible to receive incentive stock options), Performance-Based Stock Awards, Performance Awards, or Restricted Stock. The term "Subsidiary(ies)" as used in this Plan means a company in which the Company and/or its Subsidiaries hold 50% or more of the total combined voting power; the term "Affiliate(s)" means any company in which the Company and/or its Subsidiaries hold 20% or more (but less than 50%) of the total combined voting power; and the term "Joint Venture Company(ies)" means any partnership, limited liability company, or joint venture in which the Company has a 20% or more interest.

5.
ADMINISTRATION OF THE PLAN. The Executive Compensation and Development Committee, or such other sub-committee of not less than two “qualified outside directors” as the Executive Compensation and Development Committee may appoint (the "Committee"), shall administer and interpret the Plan. With respect to the administration of the Plan, in addition to the authority specifically granted to the Committee herein, and subject to the rules provided in the By-Laws and such rules as the Committee may prescribe, the Committee shall have authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and to construe and interpret the Plan, the rules and regulations which it may promulgate and the instruments evidencing options and awards granted under the Plan, and to make all other determinations deemed necessary or advisable in the administration of the Plan. The Committee's interpretation of the Plan and of any options issued or awards granted under it shall be final and binding upon all persons.

6. STOCK OPTIONS

a.
Grant of Options. Subject to the provisions of the Plan, including but not limited to the provisions of Subparagraphs (b) and (c) of this Paragraph 6, the Committee shall have full and final authority in its discretion (i) to determine the employees to be granted options; (ii) to determine the number of shares of Common Stock subject to each option; (iii) to determine the time or times at which options will be granted; (iv) to determine the purchase price of the shares subject to each option (but not less than fair market value on the date of grant as stated in 6.b.i); (v) to determine the time or times when or any conditions upon which each option becomes exercisable and the duration of the exercise period; (vi) to determine whether the option shall be an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986 (the "Code") or an option not intended to qualify as an incentive stock option (a "non-qualified stock option"); and (vii) to prescribe the form or forms of the instruments evidencing any options granted under the Plan (which forms shall be consistent with this Plan but need not be identical), except that each option shall be clearly identified as an incentive stock option or a non-qualified stock option. The date of an option shall be the date of the authorization of such grant by the Committee or such later date as may be fixed for that purpose by the Committee at the time of the authorization of such grant. An individual may hold more than one option.

b.	Terms of all Options. All options granted under the Plan (including non-qualified options) shall be subject to the following provisions:

i.	Purchase Price. The purchase price of shares under each such option shall be fixed by the Committee at not less than 100% of the fair market value of the shares on the date of grant of such option.

ii.
Payment. Shares shall be paid in full at the time the option is exercised and no shares shall be issued until such payment has been received. The Committee may, from time to time, restrict or impose limits and conditions on the use of the Company's Common Stock for payment.

iii.
Stock Appreciation Rights. Notwithstanding the foregoing Subparagraph (ii), any non-qualified option granted under the Plan may provide the right to exercise such option in whole or in part without any payment of the purchase price. If an option is exercised without a payment of the purchase price, the optionee shall be entitled to receive a payment equal to the excess of the fair market value, on the date of exercise, of the shares covered by the option over not less than 100% of the fair market value of the shares on the date of grant of such Stock Appreciation Right.  Such payment shall be in whole shares of Common Stock, in cash, or partly in such shares and partly in cash as determined by the Committee. The number of shares with respect to which any option is exercised under this Subparagraph (iii) shall reduce the number of shares thereafter available for exercise under the option and such shares may not again be optioned under the Plan.

iv.
Ten Year Maximum Term. Notwithstanding any other provision in this Paragraph 6, no option or Stock Appreciation Right granted under the Plan shall be exercisable either by the optionee, or in the event of the optionee's death, by his or her estate or by any other person, after the expiration of ten years from the date of its grant, except as provided in Subparagraphs (b) (vi) or (vii).

v.
Termination of Employment Other Than by Death or Retirement, as the latter is defined in paragraph 6.b.vi below. Except as otherwise expressly provided in the Plan, each option may be exercised only while the optionee is regularly employed by the Company, a Subsidiary, an Affiliate, or a Joint Venture Company, as the case may be, or within three months after the optionee's employment has been terminated (but no later than the expiration date of the option), whether such termination was by the Company (unless such termination was for cause) or by the optionee for any reason. If the optionee's employment is terminated for cause (as determined by the Committee), the option may not be exercised after the optionee's employment has been terminated. An optionee's employment shall not be deemed to have terminated for purposes of this Subparagraph as long as the optionee is employed by the Company, or any Subsidiary, Affiliate or Joint Venture Company. For purposes of non-qualified options, employment shall mean continuous employment (either full or part time), except that leaves of absence for such periods and purposes as may be approved by the Company or the Subsidiary, Affiliate, or Joint Venture Company shall not be deemed to terminate employment. If a non-qualified optionee is permanently disabled (as described in Section 22(e)(3) of the Code) as of the date of termination of employment, the option may be exercised within three years after such date. The Committee may require evidence of permanent disability, including medical examinations by physicians selected by it. Notwithstanding the foregoing, the Committee, in its discretion, may permit the exercise of the non-qualified option for such period after such termination of employment as the Committee may specify and may also increase the number of shares subject to exercise up to the full number of shares covered by the non-qualified option. In no event (except as hereinafter provided in the case of the death of an optionee) may an option be exercised after the expiration date of the option.

vi.
Retirement. If a non-qualified optionee shall retire after attaining 55 years of age and elects to receive a benefit under any of the Company’s qualified or non-qualified retirement plans, the option shall terminate on the earlier of (i) the expiration of the 10-year term, or (ii) the later of (1) the date that is three years after the individual’s retirement, or (2) ninety days after the option’s vesting date that occurs during such three-year period.   If the non-qualified optionee shall die within such three year (or shorter) period, the optionee's estate or any person who acquires the right to exercise such option by bequest, inheritance or by reason of the death of the optionee shall have the right to exercise the option during such period, or during the period ending one year after the optionee's death, if longer, to the same extent as the optionee would have had if he or she had survived.

vii.
Termination of Employment by Death. If a non-qualified optionee shall die while in the employ of the Company or a Subsidiary, Affiliate or Joint Venture Company the optionee's estate or any person who acquires the right to exercise such option by bequest, inheritance or by reason of the death of the optionee shall have the right to exercise the option within three years from the date of the optionee's death (but not later than the expiration date of the option or one year after the optionee's death, whichever is later), without regard to whether the right to exercise such option shall have otherwise accrued.

viii.
Non-Transferability. No stock option shall be transferable other than by last will and testament, or by the laws of descent and distribution. During the optionee's lifetime, the option shall be exercisable only by the optionee.

c.
Incentive Stock Options. An option which is designated as an "incentive stock option" is intended to qualify as an incentive stock option as defined in subsection (b) of Section 422 of the Code, and the provisions of this Plan and the terms of any such option shall be interpreted accordingly. An incentive stock option may only be issued to employees of the Company or its Subsidiaries, may only be exercised until the date which is three months after the optionee's employment by the Company or its Subsidiaries has been terminated (except where such termination is by reason of disability (as described above), where the three month period is extended to one year, or death, where this requirement does not apply), and for purposes of incentive stock options, employment shall mean continuous employment (either full or part time) within the meaning of Treasury Regulation Section 1.4217(h)(2). Incentive stock options shall expire in all events after the expiration of ten years from the date of its grant.

7. PERFORMANCE-BASED STOCK AWARDS

a.
Grants. Subject to the provisions of the Plan, including but not limited to the provisions of Subparagraphs (b), (c) and (d) of this Paragraph 7 of the Plan, the Committee shall have full and final authority in its discretion (a) to determine the employees to be awarded Performance-Based Stock Awards; (b) to determine the number of shares of Common Stock which may be issued pursuant to each Performance-Based Stock Award; (c) to determine the time or times at which the Performance-Based Stock Awards will be granted; (d) to determine the Plan Cycle and Award Period Objectives, as such terms are hereinafter defined, with respect to each Performance-Based Stock Award; and (e) to prescribe the form or forms of the instruments evidencing the awards under the Plan (which forms shall be consistent with the Plan but need not be identical).

b.	Term of Performance-Based Stock Awards. All Performance-Based Stock Awards granted under the Plan shall be subject to the following provisions:

i.
General. The Committee may award Performance-Based Stock Awards which will entitle the employee to whom the award is made to be issued shares of Common Stock upon the expiration of the Plan Cycle if the Award Period Objectives with respect to such Performance-Based Stock Awards specified in the award are attained.  It is intended that any Performance-Based Stock Awards under the Plan satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, where applicable.

ii.	Award Period Objectives. Each fiscal year that awards are made under the Plan, the Committee shall establish a schedule of Award Period Objectives applicable to Awards granted in that year.

A.
A separate schedule of Award Period Objectives may be established for Awards to (I) a defined group of employees, such as the employees of a Subsidiary, Affiliate, Joint Venture Company or business group within the Company, or (II) an individual employee.

B.
As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Stock Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units, or the Company as a whole. The business criteria shall be as follows, individually or in combination: (I) net income; (II) earnings per share; (III) revenue; (IV) net sales growth; (V) market share; (VI) operating income; (VII) expenses; (VIII) working capital; (IX) operating margin; (X) return on equity; (XI) return on assets; (XII) market price per share; (XIII) total return to stockholders; (XIV) cash flow; (XV) free cash flow; (XVI) return on investment; (XVII) earnings before interest, taxes, depreciation and amortization; (XVIII) earnings before interest, taxes and amortization; (XIX) global profit contribution; (XX) economic value added; and (XXI) objectively quantifiable customer or constituency satisfaction. In addition, the performance targets may include comparisons to performance of other companies or indices using one or more of the foregoing business criteria. The Committee may provide in any target award that any evaluation of performance exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or methodology, or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any non-recurring items as described in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; (g) any non-required contributions to the Company pension plan; (h) foreign exchange gains and losses; and (i) cash capital expenditures for facilities acquisition or construction.

C.
The Committee will establish in writing the Award Period Objectives applicable to a given period. Such Award Period Objectives will state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such Award Period Objectives are obtained. The Committee will also establish in writing the individual employees or class of employees to which such Award Period Objectives apply. The Committee will establish such Award Period Objectives and the employees to which such Award Period Objectives apply no later than 90 days after the commencement of the relevant period.

D.
No Performance-Based Stock Award will be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the Award Period Objectives (and any other material terms) applicable to such period have been satisfied.

E.
After establishment of an Award Period Objective, the Committee shall not revise such Award Period Objective in a manner that would increase the amount of compensation otherwise payable in respect of the award, or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such Award Period Objective. Nothwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such Award Period Objective.

F.
Award Period Objectives may be stated in terms of results at the end of the Plan Cycle, of cumulative results during the entire Plan Cycle, in terms of results during each fiscal year within the Plan Cycle, or any combination of the above.

G.
The attainment of any Award Period Objectives established by the Committee shall be determined by the Committee and its determination shall be conclusive and binding on the employee, any beneficiary of the employee, and the Company. In making such determination, the Committee may refer to and rely upon the certified financial statements contained in the Company's annual report filed with the Securities and Exchange Commission, other financial statements of the Company, relevant economic or financial indices, reports prepared by the Company's independent public accountants or, with respect to business objectives not stated in financial terms, upon reports or statements of officers of the Company.

iii.
Termination of Employment. If the employment of any employee to whom a Performance-Based Stock Award is made (the "grantee") shall be terminated by the Company, Subsidiary, an Affiliate, or a Joint Venture Company, as the case may be, with or without cause, or by the grantee for any reason during the performance period, or as result of death, the Performance-Based Stock Award and the right to receive shares of Common Stock which may have been earned under the Award shall be forfeited. Notwithstanding the foregoing, the Committee, in its discretion exercised in an award agreement or other written agreement, may waive such forfeiture, or may determine that only a portion of the Performance-Based Stock Award shall be forfeited pursuant to the foregoing provisions of this Subparagraph.

iv.
Plan Cycle. All Performance-Based Stock Awards under the Plan shall have a Plan Cycle of not less than two fiscal years nor more than five fiscal years. The first fiscal year of the Plan shall be the year in which the award is made or the year following, as designated.

c.
Rights under Performance-Based Stock Awards. Until shares of Common Stock are issued pursuant to a Performance-Based Stock Award, the grantee shall have no right to receive dividends or other distributions with respect to such shares or to vote such shares. The grantee's rights with respect to a Performance-Based Stock Award shall not be transferable other than by last will and testament, or by the laws of descent and distribution. In the event of the death of the grantee, his or her estate or any person who acquires his or her interest in the Performance-Based Stock Award by bequest or inheritance or by reason of the death of the grantee, shall only have such rights, if any, with respect to the decedent's Performance-Based Stock Award as the Committee, pursuant to Subparagraph 7(b)(iii) may determine.

d.
Alternative Cash Awards. The Committee may provide in the terms of the Performance-Based Stock Award that a grantee of Performance-Based Stock Awards may elect, at such time as the Committee may specify, and in accordance with the rules and regulations under Code Section 409A, to receive cash in lieu of, and in an amount equal in value to, all or part of the shares of Common Stock which would otherwise be issued to the grantee.

8. RESTRICTED STOCK

a.
Awards. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to determine the employees to be awarded shares of Common Stock as Restricted Stock (shares subject to forfeiture); (ii) to determine the number of shares of Common Stock which shall be issued pursuant to each award; (iii) to determine the time or times at which the awards will be granted; (iv) to determine whether the vesting of the Restricted Stock will be based upon, in any manner, achievement of performance targets; (v) to determine the period (the "Restricted Period") during which the shares of Restricted Stock shall be subject to forfeiture in whole or part; (vi) to provide or not to provide for forfeiture of Restricted Stock in whole or in part (in addition to forfeiture on account of termination of employment as provided in Subparagraph 8(d)) if specified Award Period Objectives (of the kind described in Paragraph 7(b)(ii)) are not met during the Restricted Period; and (vii) to prescribe the form or forms of the instruments evidencing the awards of Restricted Stock under the Plan (which forms shall be consistent with the Plan but need not be identical).

b.
Restricted Period. Time-based Restricted Stock will have a vesting schedule of no less than three years.  During the Restricted Period the grantee shall not be permitted to sell, transfer, pledge or assign the shares of Restricted Stock, except that such shares may be used, if the award permits, to pay the option price of any option granted under the Plan (or any prior stock option plan of the Company), provided an equal number of shares delivered to the optionee shall carry the same restrictions and be subject to the same provisions regarding forfeiture as the shares so used.

c.
Other Vesting Provisions.  Up to an aggregate of 10% of the maximum number of shares that may be issued under the Plan subject to paragraphs 7, 8 and 9 may be made without the minimum vesting requirements contained in paragraphs 7, 8 and 9, notwithstanding any Full-Value Awards that are accelerated in the event of a Change in Control or a grantee’s disability, retirement or death,

d.
Death or Permanent Disability. Shares of Restricted Stock shall not be forfeited as a result of the grantee's death or his or her termination of employment by reason of permanent disability, as determined by the Committee. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Such shares shall remain subject to forfeiture if the Award Period Objectives, if any, specified in the award are not met.

e.
Termination of Employment. Shares of Restricted Stock shall be forfeited and revert to the Company upon the grantee's termination of employment during the Restricted Period for any reason other than death or permanent disability, except to the extent the Committee, in its discretion, determines that a lesser number of shares of Restricted Stock or no shares of Restricted Stock shall be forfeited pursuant to the foregoing provisions of this subparagraph (e).

f.
Stock Certificates. Stock certificates for Restricted Stock shall be registered in the name of the grantee but shall be appropriately legended and returned to the Company by the grantee, together with a stock power, endorsed in blank by the grantee. The grantee shall be entitled to vote shares of Restricted Stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property (other than cash) shall also be subject to the same restrictions.

g.
Lapse of Restrictions. Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restricted Period and the Company shall deliver new certificates with the restrictive legend deleted evidencing such stock.

9. PERFORMANCE AWARDS

a.
Performance Awards may be granted at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of such Performance Awards granted to each employee. Such performance awards may be in the form of shares of Common Stock or cash. Performance Awards may be granted as either long-term or short-term incentives. Performance targets may be based upon, without limitation, Company-wide, business unit and/or individual performance.

b.
Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee.  All Performance  Awards will have a vesting schedule of no less than one year.

10. CHANGE OF CONTROL

a. Definitions:

i.
“Change of Control” shall mean an event which shall occur if there is: (i) a change in the ownership of the Corporation; (ii) a change in the effective control of the Corporation; or (iii) a change in the ownership of a substantial portion of the assets of the Corporation.

ii.
For purposes of this Section, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation.

iii.
A change in the effective control occurs on the date on which either (i) a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Corporation, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

iv.
A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Corporation, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

v.	The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

b.
Effect on Stock Options. Notwithstanding any other provision to the contrary, upon a Change of Control (as hereinabove defined), all options granted under the Plan shall become immediately exercisable up to the full number of shares covered by the option. In addition, following a Change of Control, the optionee may elect to surrender such option (in whole or in part) and to receive in exchange for the option (or the part thereof) surrendered within five days after such surrender, an amount in cash equal to the number of shares covered by the option (or the part thereof) surrendered multiplied by the excess of (a) the higher of (x) the closing price for the shares covered by the option (or the part thereof) surrendered as reported by the New York Stock Exchange (or any exchange on which the shares may be listed) on the date of such surrender or, if no shares were traded on that date, on the next preceding date on which the shares were traded, or (y) the highest per share price for shares of the same class actually paid in connection with any such Change of Control, over (b) the exercise price of the shares covered by the option (or the part thereof) surrendered. The optionee must exercise the election granted herein within 60 days after such Change of Control.

c.
Effect on Performance-Based Stock Awards and Performance Awards. The Committee shall specify in the award whether, and to what extent, in the event of a Change of Control, an employee shall be issued shares of Common Stock or cash with regard to Performance-Based Stock Awards and Performance Awards held by such employee.

d.
Effect on Restricted Stock. Following a Change of Control, all shares of Restricted Stock which would otherwise remain subject to the restrictions provided for in the Award shall be free of such restrictions.

11.
LEGAL REQUIREMENTS. The exercise of an option, payment by delivery of the Company’s Common Stock or Class B Common Stock, the issuance of shares pursuant to such exercise or pursuant to a Performance-Based Stock Award or Performance Award, and the subsequent transfer of shares of Restricted Stock shall be conditioned upon compliance with the listing requirements of any securities exchange upon which the Common Stock of the Company may be listed, the requirements of the Securities Act of 1933, as amended, and the Exchange Act, and the requirements of applicable state laws relating to authorization, issuance or sale of securities, and the Committee may take such measures as it deems desirable to secure compliance with the foregoing.

12.
CHANGE IN CAPITAL STOCK. The total number of shares for which options may be granted under the Plan, the number of shares of Common Stock which may be awarded under the Plan generally or to any individual (directly or pursuant to Performance-Based Stock Award or Performance Award), the number of shares covered and the purchase price of any option granted under the Plan, the number of shares covered by a Performance-Based Stock Award or a Performance Award, or the number of shares of Restricted Stock which are subject to forfeiture, and the Award Period Objectives or performance targets shall be appropriately or equitably adjusted for any change in the outstanding shares of Common Stock of the Company through recapitalization, stock split, stock dividend or other change in the corporate structure, or through merger or consolidation in which the Company is the surviving corporation; provided, however, that any such arithmetic adjustment to a Performance-Based Stock Award or Award Period Objective shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award or objective.  Such adjustments and the manner of application thereof shall be determined by the Committee in its discretion.  Any such adjustment may provide for the elimination of any fractional share, which might otherwise become subject to an option or to be issued pursuant to a Performance-Based Stock Award, Performance Award, or Restricted Stock.

13.
DISSOLUTION, LIQUIDATION OR MERGER.  In the event of dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, or in the event of a sale of all or substantially all of the assets of the Company, any outstanding options hereunder shall terminate, provided that each optionee shall, in such event, have the right upon the adoption by the Board of Directors or shareholders of the Company of a plan or resolutions approving or authorizing such dissolutions, liquidation, or merger, consolidation in which the Company is not the surviving corporation, or such sale of assets, to exercise his or her option in whole or in part, without regard to whether the right to exercise such option shall have otherwise accrued.  The Committee may specify in each Performance Award, or may thereafter determine whether, and to what extent, the employee shall be issued shares of Common Stock with respect to such award in the event such plan or resolutions are adopted.  In the event such plan or resolutions are adopted, all shares of Restricted Stock shall fully vest and no longer be subject to forfeiture.

14.
RIGHT TO TERMINATE EMPLOYMENT; BENEFITS UNDER OTHER PLANS.  The right of the Company or any of its Subsidiaries, Affiliates or Joint Venture Companies, to terminate or change the employment of any employee at any time with or without cause shall not be restricted by this Plan or the grant of an option or the grant of Performance-Based Stock Awards or Performance Awards or Restricted Stock hereunder.  No employee shall be deemed to receive compensation or realize earnings for purposes of determining benefits under any pension, profit sharing, life insurance, salary continuation or other employee benefit plan as a result of receiving or exercising an option pursuant to the Plan or as a result of receiving or retaining a Performance-Based Stock Award, Restricted Stock or cash in lieu thereof.

15. COMPETITION WITH THE COMPANY.

a.
The Committee, in its discretion, may include as a term of any employee’s option agreement a provision that, if the employee voluntarily terminates his or her employment with the Company or its Subsidiaries, Affiliates, or Joint Venture Companies, or is terminated for cause (as determined by the Committee), and within a period of six months after such termination, shall directly or indirectly, engage in a competing activity (as defined hereinafter), the employee shall be required to remit to the Company, with respect to the exercise of any option by the employee on or after the date six months prior to such termination an amount equal to the excess of:

i.	the fair market value per shares of the Company’s Common Stock on the date of exercise of such option multiplied by the number of shares with respect to which the option is exercised, over

ii.	the aggregate purchase price of such number of shares.

b.
The Committee may, at its discretion, as a condition of any award to an employee of a Performance-Based Stock Award, Performance Award or Restricted Stock, provide that, if the employee voluntarily terminates his or her employment with the Company or is terminated for cause (as determined by the Committee) and within a period of six months after such termination shall, directly or indirectly, engage in a competing activity (as hereinafter defined), the employee shall be required to remit to the company, with respect to any shares of Common Stock issued or if issued subject to any conditions, with respect to any shares which became fully vested on or after the date six months prior to such termination, the fair market value of such shares on the date of issuance or vesting, applicable.

c.
Any remittance to the Company required by Subparagraphs (b) or (c) shall be payable in cash or by delivery of shares of Common Stock of the Company duly assigned to the Company or by a combination of the foregoing.  Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date of issuance or vesting.

d.
Neither of the foregoing provisions of this Paragraph 15 shall apply in the event of a Change of Control as defined in Subparagraph 10(a) or in the event of a dissolution, liquidation, merger or consolidation referred to in Paragraph 13.

e.
For purposes of this Paragraph 15 (except as otherwise defined in the option agreement) an employee is deemed to be "engaged in a competing activity" if he or she owns, manages, controls, is employed by, or otherwise engages in or assists another to engage in any activity or which competes with any business or activity of the Company in which the employee was engaged or involved, at the time of the employee's termination.

16.
WITHHOLDING TAX. The Committee may adopt and apply rules that will ensure that it will be able to comply with applicable provisions of any federal, state or local law relating withholding of tax on amounts includible in the employee's income, including but not limited-to the amount, if any, includible in income on the exercise of an option or the expiration of the Plan Cycle or the Restricted Period. A grantee of a Performance-Based Stock Award, Performance Award or Restricted Stock shall be required to pay withholding taxes to the Company; in the case of Restricted Stock upon the expiration of the Restricted Period or such earlier date as may be required by an election pursuant to Section 83 of the Code, and in the case of a Performance-Based Stock Award or performance Award upon issuance of the Common Stock or cash. The grantee of a non-qualified option shall be required to pay withholding taxes to the Company upon the exercise of the option. The Company shall have the right in its discretion, with the consent of the grantee, and subject to compliance with any applicable rules and regulations of the Securities and Exchange Commission, to satisfy the withholding tax liability arising from the exercise of a non-qualified option, the issuance of stock arising from a Performance- Based Stock Award, or a Performance Award, or the release of Restricted Stock, by retaining shares of Common Stock or cash otherwise deliverable to the grantee pursuant to procedures approved by the Committee.

17.
MODIFICATION AND TERMINATION OF PLAN. The Board of Directors may at any time terminate, in whole or in part, or from time to time modify the Plan. Notwithstanding the foregoing, the Board of Directors shall not, without the approval of the shareholders, increase the number of shares of stock available for grants of options or grants of awards under the Plan or the number of shares available for grants of options or awards in any one calendar year to any one individual under the Plan; materially increase overall the benefits accruing to participants under the Plan; disqualify any incentive stock options granted under the Plan; increase the maximum amount which can be paid to an individual under the Plan; change the types of business criteria on which Performance-Based Stock Awards are to be based under the Plan; or modify the requirements as to eligibility for participation in the Plan.

Notwithstanding any such modification of the Plan, any option or award theretofore granted to an employee under the Plan shall not be affected except pursuant to Paragraph 18, below.

18.
MODIFICATION OF OPTIONS AND AWARDS. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs without stockholder approval.

19.
EFFECTIVE AND TERMINATION DATES. The Plan shall be effective as of June 18, 2009, the date it was adopted by the Committee and ratified by the Board of Directors, but shall be subject to the approval of the shareholders of the Company. The Plan shall be submitted for approval of the shareholders at the first annual meeting of shareholders held subsequent to the adoption of the Plan.  If at said meeting or adjournment thereof the shareholders do not approve the Plan, the Plan shall terminate and any Stock Options, Performance-Based Stock Awards, Performance Awards or Restricted Stock granted under this Plan shall be forfeited. No awards shall be granted under the Plan after the Annual Meeting of Shareholders in September 2014.